 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2015
Progress Software Corporation
(Exact name of registrant as specified in its charter)
Commission file number: 0-19417

Massachusetts	04-2746201
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.         Submission of Matters to a Vote of Security Holders

On May 5, 2015, at the Progress Software Corporation (the “Company”) 2015Annual Meeting of Shareholders, the Company’s shareholders voted on the following four matters and cast their votes as described below:

(1)	The election of seven members to the Board of Directors to serve until the Company’s next annual meeting of shareholders or until their successors are duly elected and qualified;

(2)	The approval, on an advisory basis, of the compensation of the Company’s named executive officers for the fiscal year ended November 30, 2014;

(3)	The ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2015; and

(4)	The approval of the reincorporation of the Company from Massachusetts to Delaware.

The following is a summary of the voting results for each matter presented to the shareholders:
Proposal 1 - Election of Directors:

	Total Vote For Each Director	Total Vote Withheld From Each Director	Broker Non-Votes
Barry N. Bycoff	43,771,306	376,590	4,303,100
John R. Egan	42,989,141	1,158,775	4,303,100
Ram Gupta	43,737,769	410,127	4,303,100
Charles F. Kane	43,698,180	449,716	4,303,100
David A. Krall	43,931,368	216,528	4,303,100
Michael L. Mark	43,904,905	242,991	4,303,100
Philip M. Pead	43,767,909	379,987	4,303,100

Proposal 2- Approval, on an advisory basis, of the compensation of the Company’s named executive officers for the fiscal year ended November 30, 2014:

For	Against	Abstain	Broker Non-Votes
42,687,755	1,164,219	295,922	4,303,100

Proposal 3 - The ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2015:

For	Against	Abstain
47,822,165	550,806	78,025

Proposal 4 - The reincorporation of the Company from Massachusetts to Delaware:

For	Against	Abstain	Broker Non-Votes
43,097,591	972,698	77,607	4,303,100

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2015	Progress Software Corporation
	By:	/s/Stephen H. Faberman
Stephen H. Faberman
Senior Vice President, General Counsel